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Exhibit 23.4

Consent of DeGolyer and MacNaughton

The Board of Directors
Forest Oil Corporation:

        We consent to the incorporation by reference in the registration statement on Form S-3 of Forest Oil Corporation of the use of our name and the information regarding our review of Forest Oil Corporation's reserves estimates in the Reserves section of Forest Oil Corporation's annual report on Form 10-K for the year ended December 31, 2003.

/s/ DEGOLYER AND MACNAUGHTON

May 21, 2004

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Consent of DeGolyer and MacNaughton